EXHIBIT 6.7

                       SECURITIES SUBSCRIPTION AGREEMENT

Gentlemen:

1. SWEETBRIER CORPORATION, a Nevada corporation (the "Company"), has offered for sale and the undersigned purchaser (the "Purchaser") hereby tenders this subscription and applies for the purchase of the number of shares of Common Stock (the "Common Stock" or the "Shares") of the Company, at the purchase price per Share set forth on the last page of this Subscription Agreement (the "Offering"). Together with this Subscription Agreement, the Purchaser is delivering to the Company the full amount of the purchase price for the Shares in respect of which it is subscribing. The Offering is being conducted in reliance upon the exemption from registration requirements of the Securities Act of 1933 (the "Act") set forth in Rule 504 of Regulation D promulgated under the Act.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In order to induce the Company to accept this subscription, the Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

     A. The Purchaser is purchasing the Common Shares for its own account for investment purposes and not with a view towards distribution and has no present arrangement or intention to sell the Common Shares.

     B. The Purchaser acknowledges and agrees that the Common Shares have not been registered under the Act and may not be offered or sold in the United States or to U.S. Persons unless the Shares are registered under the Act or an exemption from the Registration requirements of the Act is available;

     C. The Purchaser is not an officer, director or "affiliate" (as the term is defined in Rule 403 under the Act) of the Company;

     D. The Purchaser is purchasing the Shares for its own account and the Purchaser is qualified to purchase the Shares under the laws of Niue, and the offer and sale of the Shares will not violate the securities or other laws of such jurisdiction;

     E. All invitations, offers and sales of or in respect of any of the Shares by the Purchaser, and any distribution by the Purchaser of any documents relating to the offer by it of any of the Shares, will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by the Company with any regulatory authority or stock exchange in any country or any political subdivision of any country;

     F. The Purchaser has had the opportunity to ask and receive answers to any and all questions the Purchaser had with respect to the Company, its Management and current financial condition. The Purchaser acknowledges that the Company is newly organized, does not have an operating history, will likely require additional capital to complete its business plan and that there is no assurance that the Company can obtain additional capital or successfully complete its objectives;

     G. The Purchaser is an accredited investor and has such knowledge and expertise in financial and business matters that the Purchaser is capable of evaluating the merits and risks involved in an investment in the Common Shares and acknowledges that an investment in the Common Shares entails a number of very significant risks and the Purchaser is able to withstand the total loss of its investment. The Purchaser acknowledges that the Company has recommended that each Purchaser obtain independent legal and financial advice prior to subscribing, including but not limited to advice as to the legality of any resale of the Shares as well as the suitability of the investment for the Purchaser;


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     H.   Except  as  set  forth  in  this  Agreement,   no  representations  or
          warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Purchaser is not relying upon any information, other than that contained in this Agreement and the results of independent investigation by the Purchaser;

     I. The Purchaser understands that the Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Common Shares, and the Purchaser acknowledges that it is the Purchaser's responsibility to satisfy itself as to the full observance by this Offering and sale of the Common Stock of the laws of any jurisdiction outside of the United States and the Purchaser has done so;

     J. The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations thereunder; and this Agreement is a legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; and

     K. The Purchaser understands that in the view of the SEC the statutory basis for the exemption claimed for the transaction would not be present if the Offering, although in technical compliance with Regulation D, is part of a plan or scheme to evade registration provisions of the 1933 Act and Purchaser confirms that its purchase is not part of any such plan or scheme. The Purchaser has no present intention to sell the Common Stock.

3.   REPRESENTATIONS OF THE COMPANY. The Company represents and warrants:

     A. The Company is newly organized under the laws of the State of Nevada and is in full compliance, to the extent applicable, with all reporting obligations under Nevada and Federal law;

     B. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provisions of (i) the Company's Articles of Incorporation or By-laws, (ii) any indenture, mortgage, deed of trust, agreement or any instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation, or (iv) any judgment, decree or order of any court or government body having jurisdiction over the Company or any of its property;

     C. The execution, delivery and performance of this Agreement and the consummation of the issuance of Common Stock and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company;

     D. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects if the Company, or which might materially and adversely affect the properties or assets thereof;

     E. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound; and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under, this Agreement or the Common Stock will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage,

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          deed of trust of other  material  agreement or instrument to which the
          Company is party or by which it is bound or any statute or the Articles of Incorporation or By-laws of the Company, or any decree, judgment, order, ruling or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties;

     F. All documents provided to the Purchaser do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading;

     G. The authorized capital stock of Company consists of 200,000,000 shares of common stock. The Company has offered 6,000,000 common shares and it is expected that there will be 10,030,000 shares of common stock issued and outstanding after the completion of this offering; no options or warrants to acquire common stock are outstanding. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of the company's common stock;

     H. As of the date hereof, to the Company's best knowledge, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulation ordinance, rule, judgment, order or decree from any governmental authority which would materially adversely affect the business of the Company; and

     I. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the Common Stock.

4. NON-BINDING UNTIL ACCEPTED. The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Agreement where indicated. The funds advanced by the Purchaser will be immediately used by the Company for general corporate purposes and will be characterized as a non-interest bearing, non-callable loan by the Purchaser to the Company until acceptance or rejection of this subscription by the Company, and such deposit and use shall not be deemed an allotment of shares nor an acceptance of this subscription, nor shall there be deemed to be any trust conditions whatsoever imposed upon such money.

5. NON-ASSIGNABILITY. Neither this Agreement nor any of the rights of the Purchaser hereunder may be transferred or assigned by the Purchaser.

6. MODIFICATION/ENTIRE AGREEMENT. This Agreement (i) may only be modified by a written instruction executed by the Purchaser and the Company; (ii) sets forth the entire agreement of the Purchaser and the Company with respect to the subject matter hereof; and (iii) shall endure to the benefit of and be binding upon the Company and the Purchaser and their respective heirs, legal representatives, successors and permitted assigns.

7. GOVERNING LAW. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of Nevada or the state court of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the court of any country having jurisdiction over the party against whom such

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     judgment was obtained,  and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceedings by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

8. NOTICES. All notices or other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered personally (including courier service) or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows. If the Purchaser, to the address set forth below and if to the Company, to Sweetbrier Corporation, 250-1075 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3C9, or to such other address as the Company or the Purchaser shall have designated to the other by like notice.

IN WITNESS WHEREOF the Purchaser has executed this Securities Subscription Agreement on the date set forth below.


Number of Shares of Common Stock Subscribed for:     900,000   Shares
Purchase Price per Share                             $0.003    U.S.
Total Purchase Price (Number of Shares multiplied
                        By US$0.003 per Share)       $2,700.00 U.S. Total Price



DATED:

WITNESS:

-----------------------------                 ----------------------------------
(Signature)                                        Signature of Subscriber


-----------------------------                 ----------------------------------
(Address)                                     NAME (PLEASE PRINT) If signing
                                              for a Company specific office held


                                              -----------------------------
                                              ADDRESS


                                              -----------------------------

Receipt is hereby acknowledged of the amount first written in connection with and on the terms and subject to the conditions set out in this shares subscription.

DATED:                        SWEETBRIER CORPORATION
-------------------------------



                                             Per
                                                 -----------------------------
                                                     Authorized Signatory


 (TO BE COMPLETED IN DUPLICATE, ONE COPY TO PURCHASER, ONE COPY FOR COMPANY)